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                                                                    EXHIBIT 99.1

                            3DFX INTERACTIVE, INC.
                PROXY FOR 2001 SPECIAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of 3DFX INTERACTIVE, INC., a California corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement, each dated February 13, 2001, and hereby appoints Alex Leupp and Richard A. Heddleson and each of them as proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of 3DFX INTERACTIVE, INC., to be held on March 27, 2001 at 8:00 a.m., local time, at the Marriott Hotel, 2700 Mission College Boulevard, Santa Clara, California 95054 and any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

1. Proposal to approve the liquidation, winding up and dissolution of 3dfx Interactive, Inc., as described in the plan of dissolution.

     [_] FOR           [_] AGAINST       [_] ABSTAIN


2. Proposal to approve the principal terms of the asset purchase agreement dated as of December 15, 2000 among 3dfx Interactive, Inc., NVIDIA Corporation and NVIDIA US Investment Company, if and only if, the proposal to approve the liquidation, winding up and dissolution of 3dfx Interactive, Inc. as described in the plan of dissolution is approved by the shareholders.

     [_] FOR           [_] AGAINST       [_] ABSTAIN

     The proposal to approve the plan of dissolution will first be presented to the shareholders and, if approved, the proposal to approve the asset sale will then be presented to the shareholders.

     In their discretion, the proxies are authorized to vote upon such other matter(s) as may properly come before the meeting and at any adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE APPROVAL OF THE LIQUIDATION, WINDING UP AND DISSOLUTION OF 3DFX INTERACTIVE, INC. AS DESCRIBED IN THE PLAN OF DISSOLUTION AND (2) FOR THE APPROVAL OF THE PRINCIPAL TERMS OF THE ASSET PURCHASE AGREEMENT. HOWEVER, IF THE LIQUIDATION, WINDING UP AND DISSOLUTION OF 3DFX INTERACTIVE, INC. IS

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NOT APPROVED, NO ACTION WILL BE TAKEN ON THE ASSET PURCHASE AGREEMENT PROPOSAL.

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) or postponement(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

Dated:

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Signature


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Signature

(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)